EXHIBIT 10.24

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT, dated October 31, 2011 (this "First Amendment"), to the Loan Agreement, dated as of November 1, 2008 (the "Original Agreement" and, as amended, the "Agreement"), between the PINELLAS COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (D/B/A/ the PINELLAS COUNTY ECONOMIC DEVELOPMENT AUTHORITY) (the "Issuer"), a public body corporate and politic of the State of Florida (the "State"), and BOVIE MEDICAL CORPORATION (the "Company"), a Delaware for-profit corporation.

W I T N E S S E T H:

1.             The Issuer has previously issued $4,000,000 in original aggregate principal amount of its Industrial Development Revenue Bonds (Bovie Medical Corporation Project), Series 2008 (the "Bonds"), pursuant to an Indenture of Trust dated as of November 1, 2008 (the "Original Indenture"), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), as amended and restated in its entirety by the Amended and Restated Indenture of Trust, dated October 31, 2011 (the Original Indenture, as so amended and restated, the "Indenture").

2.             Pursuant to the Original Agreement the Issuer loaned the proceeds of the Bonds to the Company for the purposes stated therein.

3.             The Issuer and the Company propose to amend the Original Agreement in conjunction with the remarketing of all of the Bonds bearing interest at the Bank Rate (as defined in the Indenture), and Section 12.11 of the Original Agreement arid Section 8.4 of the Indenture permit such amendment with the consent of the Credit Issuer, if any, and the consent of the Holders (as defined in the Indenture) of a majority in aggregate principal amount of the Bonds at the time Outstanding (as defined in the Indenture).

4.             PNC Bank, National Association (the "Bank"), as purchaser of all of the Bonds Outstanding has consented to the amendment of the Original Agreement with this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Incorporation of Certain Definitions. All capitalized terms and words used in this First Amendment and not otherwise defined, amended or modified herein shall have the meanings set forth in ARTICLE I of the Indenture unless the context or use clearly indicates another or different meaning or intent. In addition, the terms defined in the recitals hereof shall have the meanings assigned to them therein.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES

Section 2.01      Representations, Covenants and Warranties of the Issuer. Each of the representations and warranties of the Issuer contained in the Original Agreement is true, accurate and complete as of the date of this First Amendment as if made on and as of the date hereof.

Section 2.02     Representations, Covenants and Warranties of the Company.Each of the representations and warranties of the Company contained in the Original Agreement is true, accurate and complete as of the date of this First Amendment as if made on and as of the date hereof.

Section 2.03      Tax-Exempt Status of the Bonds. The Company hereby represents, warrants and agrees that the Tax Regulatory Agreement and Non-Arbitrage Certificate executed and delivered by the Company concurrently herewith is true, accurate and complete in all material respects as of the date on which each were executed and delivered.

ARTICLE III

AMENDMENTS

Section 3.01       Amendments to the Agreement. The terms of the Original Agreement are hereby amended in the following respects:

A.    All references to "Indenture" shall mean the Amended and Restated Indenture of Trust, dated October 31, 2011, between the Issuer and the Trustee.

B.     The definition of "Bond Documents" in Section 1.01 is hereby amended and restated in its entirety to read as follows:

"Bond Documents" means, collectively, the Bonds, this Agreement, the Mortgage, the Note, the Indenture, the Credit Facility, if any, the Reimbursement Agreement, if any, the Bank Mode Credit Agreement, if any, the Remarketing Agreement, if any, and the Official Statement, if any.

C.     Section 5.2(a) is hereby amended in its entirety to read as follows:

(a)      The Company shall pay or cause to be paid to the Trustee in immediately available funds for the account of the Issuer for deposit into the Bond Fund on or before any Interest Payment Date for the Bonds or any other date that any payment of interest, premium, if any, or principal is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, a sum which, together with any Eligible Funds available for such payment in the Bond Fund, will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Credit Issuer, if any, under the Credit Facility, if any or by the Bank, if any, under the Bank Mode Credit Agreement, if any.

It is understood and agreed that the Note and all payments payable by the Company under this subsection are assigned by the Issuer to the Trustee for the benefit of the Holders. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee at the corporate trust office of the Trustee all payments payable by the Company pursuant to the Note and this subsection.

D.     Section 5.6 is hereby amended in its entirety to read as follows:

Section 5.6       Credit Facility and Alternate Credit Facility. The Company shall provide for the payment of amounts payable pursuant to Sections 5.2(a) and (d) herein, by the delivery to the Trustee on the Issue Date of the Original Credit Facility. The Company shall be entitled to terminate the Credit Facility under certain circumstances as provided therein and in the Indenture and shall be entitled to provide an Alternate Credit Facility under certain circumstances as provided in the Indenture.

Notwithstanding the forgoing, while the Bonds are in the Bank Rate Period, the Company shall not be required to provide a Credit Facility or Alternate Credit Facility.

E.      Section 6.2 is hereby amended in its entirety to read as follows:

Section 6.2       Taxes and Other Charges. The Company will promptly pay and discharge or cause to be promptly paid and discharged, as the same become due, all taxes, assessments, governmental charges or levies and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project imposed upon it or in respect of the Project before the same shall become in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof, except such that are contested in good faith by the Company for which the Company has maintained adequate reserves satisfactory to the Bank, while the Bonds are in the Bank Rate Period, or, while the Bonds are in an Interest Period other than the Bank Rate Period, the Credit Issuer, or in the absence of any Credit Issuer, satisfactory to the Issuer and the Trustee.

F.      Section 7.3 is hereby amended in its entirety to read as follows:

Section 8.12       Maintenance of Corporate Existence. So long as the Bonds are in the Bank Rate Period or during such time as a Credit Facility is in effect, the Company agrees that it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, except either with the consent of the Bank, during the Bank Rate Period, or the Credit Issuer, as applicable, or as provided in the Reimbursement Agreement, if any; if the Bonds are not in the Bank Rate Period and a Credit Facility is not in effect, the Company agrees that it will continue to be a limited liability company either organized under the laws of or duly qualified to do business as a foreign corporation in the State, will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more Persons to consolidate with or merge into it; provided, that the Company may, without violating the foregoing, consolidate with or merge into another Person, or permit one or more Persons to consolidate with or merge into it, or transfer all or substantially all of its assets to another such Person (and thereafter dissolve or not dissolve, as the Company may elect) if the Person surviving such merger or resulting from such consolidation, or the Person to which all or substantially all of the assets of the Company are transferred, as the case may be:

1)
is a corporation, limited liability company or other business entity organized under the laws of the United States of America, or any state, district or territory thereof, and qualified to do business in the State;

2)	shall expressly in writing assume all of the obligations of the Company contained in this Agreement;

3)
has a consolidated tangible net worth (after giving effect to such consolidation, merger or transfer) of not less than the consolidated tangible net worth of the Company and its consolidated subsidiaries immediately prior to such consolidation, merger or transfer; and

4)	provided that no Event of Default has occurred and is continuing hereunder.

The term "consolidated tangible net worth," as used in this Section, shall mean the difference obtained by subtracting total consolidated liabilities (not including as a liability any capital or surplus item) from total consolidated tangible assets of the Company and all of its consolidated subsidiaries, computed in accordance with generally accepted accounting principles. Prior to any such consolidation, merger or transfer the Trustee shall be furnished a certificate from the chief financial officer of the Company or his/her deputy stating that in the opinion of such officer none of the covenants in this Agreement will be violated as a result of said consolidation, merger or transfer.

G.     Section 9.3 is hereby amended in its entirety to read as follows:

Section 9.3      Assignment of Agreement by the Company or Lease or Sale of Project. With the prior written consent of the Issuer, the Trustee, the Bank, if any, and the Credit Issuer, if any, (a) all or a portion of the rights, duties and obligations of the Company under this Agreement may be assigned by the Company and (b) the Project may be leased or sold as a whole or in part by the Company. Upon the assignment of all of the Company's rights, duties and obligations under this Agreement or the lease or sale of the Project as a whole, the Trustee may execute a release of the Company from its obligations hereunder and under the Note and all references to the "Company" in this Agreement, the Note, the Indenture and the Bonds shall mean the assignee, lessee or purchaser if (i) such assignee, lessee or purchaser assumes the Company's obligations hereunder and under the Note in writing, (ii) the release of the Company from its obligations hereunder and under the Note will not cause interest on the Bonds to be includable in the gross income of the Holders thereof for purposes of federal income taxation, and (iii) while the Bonds are in the Bank Rate Period, the Bank consents in writing to such release, or during any other Interest Period, the Credit Issuer consents in writing to such release (or if no Credit Facility is in effect at the time of such assignment, lease or sale, the Holders of a majority in aggregate principal amount of the Bonds then Outstanding consent in writing to such release). Prior to any assignment, lease or sale pursuant to this Section, the Company shall have caused to be delivered to the Issuer, the Trustee, the Bank, if any, and the Credit Issuer, if any, an opinion of Bond Counsel, satisfactory in form and substance to each of them, to the effect that such assignment, lease or sale (and release, if applicable) will not cause interest on the Bonds to be includable in the gross income of the Holders thereof for purposes of federal income taxation.

H.     Section 9.4 is hereby amended in its entirety to read as follows:

Section 9.4       Assumption of Agreement by Purchaser of Project Upon Foreclosure. With the prior written consent of the Issuer and the Trustee, any Person who purchases the Project upon foreclosure by the Bank, if any or the Credit Issuer, if any, may assume the Company's rights, duties and obligations hereunder and under the Note by delivering to the Issuer and the Trustee, (a) a written assumption of such rights, duties and obligations satisfactory in form and substance to the Issuer and the Trustee, and (b) an opinion of Bond Counsel, satisfactory in form and substance to the Issuer and the Trustee, to the effect that such assumption will not cause interest on the Bonds to be includable in the gross income of the Holders thereof for purposes of federal income taxation. From and after the date of such assumption, the Company shall be deemed to be released from its rights, duties and obligations hereunder and under the Note and all references to the "Company" in this Agreement, the Note, the Indenture and the Bonds shall mean the Person who purchased the Project upon foreclosure.

I.      Section 10.6 Is hereby amended in its entirety to read as follows:

Section 10.6       Issuer and Company to Give Notice of Default. The Issuer and the Company severally covenant that they will, at the expense of the Company, promptly give to the Trustee, the Remarketing Agent, if any, the Paying Agent, if any, the Bank, if any and the Credit Issuer, if any, and to each other, written notice of any Event of Default under this Agreement of which they shall have actual knowledge or written notice, but the Issuer shall not be liable for failing to give such notice.

J.      Section 12.1 is hereby amended in its entirety to read as follows:
Section 12.1       Amounts Remaining in Funds. Subject to the provisions of Article V of the Indenture and as provided in Article IV of the Indenture, it is agreed by the parties hereto that amounts remaining in the Bond Fund, Project Fund or Bond Purchase Fund upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all other amounts owing under the Indenture, shall be paid to the Bank, if any (if the Bonds are in the Bank Rate Period), to the Credit Issuer, if any (if a Credit Facility is in effect and there is any amount then owing by the Company to the Credit Issuer), and otherwise shall belong to and be paid to the Company by the Trustee.

K.     A new Section 5.8 reading as follows is hereby inserted:

Section 5.8      Optional Redemption from Bond Fund. If the Company is required by the terms of the Reimbursement Agreement or the Bank Mode Credit Agreement to provide funds to the Trustee for deposit to the Bond Fund to be applied to the optional redemption of Bonds or to otherwise optionally redeem Bonds, the Company shall timely pay such amounts and hereby instructs the Trustee, to the extent applicable, to make optional redemptions of Bonds on the dates required by the terms of the Reimbursement Agreement or the Bank Mode Credit Agreement.

L.     A new Section 5.9 reading as follows is hereby inserted:

Section 5.9      Home Office Payment Agreement. For so long as the Bonds are in the Bank Rate Period, the Company agrees that all amounts payable to the Bank with respect to any Bond held by the Bank or its nominee shall be made to the Bank (without any presentment thereof, except upon payment of the final installment of principal, and without any notation of such payment being hade thereon) in such manner or at such address in the United States as may be designated by the Bank in writing to the Trustee and the Issuer. Any payment made in accordance with the provisions of this Agreement shall be accompanied by sufficient information to identify the source and proper application of such payment. The Bank shall notify the Trustee in writing of any failure of the Company to make any payment of principal of or interest on the Bonds when due, and the Trustee shall not be deemed to have any notice of such failure unless it has received such notice in writing. If any Bonds are sold or transferred the Bank shall notify the Issuer, the Trustee and the Company in writing of the name and address of the transferee, and the Bank will, prior to delivery of such Bonds, make a notation on such Bonds of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof. So long as a Bond bears interest at the Bank Rate, the Trustee shall have no obligations as paying agent in respect to such Bond, nor shall it be obligated to collect loan payments, pursuant to this Agreement, or to take any other action in respect thereof, except at the express written direction of the Bank.

ARTICLE IV

MISCELLANEOUS

Section 4.01       Original Agreement and Amendment as One Document. As supplemented by this First Amendment, the Original Agreement is in all respects ratified and confirmed, and the Original Agreement and this First Amendment shall be read, taken and construed as one and the same instrument.

Section 4.02       References. All references herein or in the Original Agreement to any Article, Section or provision of the Original Agreement shall be deemed to refer to such Article, Section or provision as hereby supplemented, unless in any case, the use or context otherwise requires.

Section 4.03       Execution in Counterparts. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 4.04       Captions. The captions or headings in this First Amendment are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this First Amendment.

Section 4.05       Severability.In the event any provision of this First Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 4.06       Governing Law. The effect and meaning of this First Amendment and the rights of all parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to the conflict of laws principle thereof).

Section 4.07       Effective Date and Term. This Amendment shall become effective upon conversion of the interest rate of the Bonds to the Bank Rate on October 31, 2011, and shall continue in full force and effect until payment in full of the Bonds.

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IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be executed in their respective corporate names and attested by their duly authorized officers, all as of the date first above written.

PINELLAS COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
(SEAL)

ATTEST:		By:	/s/ Susan Latvala
Susan Latvala, Chairman
By:	/s/ Michael Meidel
Michael Meidel, Executive Director

BOVIE MEDICAL CORPORATION
(SEAL)

		By:	/s/ J. Robert Sarong
J. Robert Sarong President

ATTEST:

By:	/s/ Gary Pickett
Gary Pickett; Chief Financial Officer and Secretary

[ First Signature Page to First Amendment]

Consented to and acknowledged:

THE BANK OF NEW YORK MELLON
   TRUST COMPANY, N.A., as trustee

By:	/s/ Christine W. Hutchinson
Name: Christine W. Hutchinson
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Eric Vogt
Name: Eric Vogt
Title: Senior Vice President

[Second Signature page to First Amendment]

Consented to and acknowledged:

THE BANK OF NEW YORK MELLON
   TRUST COMPANY, N.A., as trustee

By:
Name: Christine W. Hutchinson
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:
Name: Eric Vogt
Title: Senior Vice President

[Second Signature page to First Amendment]